Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41357) of Choice Hotels International, Inc. of our report dated June 22, 2006 relating to the financial statements of the Choice Hotels International, Inc. Retirement, Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

McLean, VA

June 22, 2006

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